                               EXHIBIT 99(b)
                   WELLS FARGO & COMPANY AND SUBSIDIARIES
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          AND PREFERRED DIVIDENDS
------------------------------------------------------------------------------

                                                                       Quarter
                                                                ended March 31,
                                                               ---------------
(in millions)                                                  1997       1996
------------------------------------------------------------------------------


EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
    Income before income tax expense                         $  630      $ 463
    Fixed charges                                               594        348
                                                             ------      -----
                                                             $1,224      $ 811
                                                             ------      -----
                                                             ------      -----

Preferred dividend requirement                               $   10      $  10

Ratio of income before income tax expense to net income        1.86       1.75
                                                             ------      -----

Preferred dividends (2)                                      $   19      $  18
                                                             ------      -----
Fixed charges (1):
    Interest expense                                            561        330
    Estimated interest component of net rental expense           33         18
                                                             ------      -----
                                                                594        348
                                                             ------      -----
    Fixed charges and preferred dividends                    $  613      $ 366
                                                             ------      -----
                                                             ------      -----

Ratio of earnings to fixed charges and preferred
  dividends (3)                                                2.00       2.22
                                                             ------      -----
                                                             ------      -----

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
    Income before income tax expense                         $  630      $ 463
    Fixed charges                                               172        107
                                                             ------      -----
                                                             $  802      $ 570
                                                             ------      -----
                                                             ------      -----


Preferred dividends (2)                                      $   19      $  18
                                                             ------      -----
Fixed charges:
    Interest expense                                            561        330
    Estimated interest component of net rental expense           33         18
    Less interest on deposits                                   422        241
                                                             ------      -----
                                                                172        107
                                                             ------      -----
    Fixed charges and preferred dividends                    $  191      $ 125
                                                             ------      -----
                                                             ------      -----

Ratio of earnings to fixed charges and preferred
  dividends (3)                                                4.20       4.56
                                                             ------      -----
                                                             ------      -----
------------------------------------------------------------------------------

    (1)  As defined in Item 503(d) of Regulation S-K.
    (2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
    (3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.